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                                                                    EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        L-3 COMMUNICATIONS HOLDINGS, INC.


     L-3 COMMUNICATIONS HOLDINGS, INC., a corporation organized and existing under the Laws of the State of Delaware (the "Corporation"), DOES HEREBY
CERTIFY:

     1. That the first paragraph of Section FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

         "Fourth: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 350,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Set forth below with respect to each class of stock of the Corporation is a statement of the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions thereof:"

     2. This amendment of the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, L-3 COMMUNICATIONS HOLDINGS, INC. has caused this Certificate of Amendment to be signed by its Senior Vice President, Secretary and General Counsel on this 24th day of April 2002.


                                    L-3 COMMUNICATIONS HOLDINGS, INC.





                                    By: /s/ Christopher C. Cambria
                                        -------------------------------------
                                        Name: Christopher C. Cambria
                                        Title: Senior Vice President,
                                        Secretary and General Counsel

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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        L-3 COMMUNICATIONS HOLDINGS, INC.


     L-3 COMMUNICATIONS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the corporation is L-3 Communications Holdings, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 20, 1997 under the name L-Three Communications Holdings, Inc. A Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State on March 26, 1997. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on April 29, 1997.

     2. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 103, 241 and 245 of the General Corporation Law of the State of Delaware and restates and amends the provisions of the existing Amended and Restated Certificate of Incorporation.

     3. Upon the filing of this Amended and Restated Certificate of Incorporation, (i) each issued and outstanding share of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), and each issued and outstanding share of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and, together with Class A Common Stock, the "Old Shares"), shall immediately, and without any action on the part of the holder thereof, be converted into one share of Common Stock, par value $0.01 per share ("Common Stock"), (ii) the Class C Common Stock, par value $0.01 per share ("Class C Common Stock"), shall no longer be authorized under this Amended and Restated Certificate of Incorporation and (iii) the Board of Directors shall be authorized issued Preferred Stock in accordance with Article FOURTH of this Amended and Restated Certificate of Incorporation.

     The certificates representing the Old Shares shall be cancelled by the Corporation upon surrender of such certificates to the Corporation by the holders thereof and the Corporation shall issue to the holders thereof new certificates representing Common Stock into which the Old Shares shall have been converted. Until so surrendered, the certificates theretofore representing the Old Shares shall be deemed to represent shares of Common Stock into which the Old Shares have been converted.

     4. The text of the Certificate of Incorporation as amended heretofore is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the Corporation is L-3 Communications Holdings, Inc.

         SECOND: The registered office and agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 125,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and 25,000,000 shares of preferred stock (the "Preferred Stock"). Set forth below with respect to each class of stock of the Corporation is a statement of the voting powers and the designations, preferences, rights, qualifications, limitations and restrictions thereof:

     A. Common Stock.

     1. Voting Rights. Except as may otherwise be required by law, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders of the Corporation.

     2. Dividends. Subject to Section B of this Article FOURTH, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

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     3. Distributions. Subject to Section B of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

     B. Preferred Stock. The Board of Directors of the Corporation is authorized to fix, by resolution or resolutions, the designation of each series of Preferred Stock and the voting rights, preferences as to dividends and in liquidation, conversion and other rights, qualifications, limitations and restrictions thereof and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware.

         FIFTH: The Board of Directors of the Corporation, acting by the affirmative vote of a majority of the directors then in office, may alter, amend or repeal the Bylaws of the Corporation; provided, that the affirmative vote of two-thirds of the directors then in office is required to alter, amend or repeal Sections 2.5, 2.6, 3.2, 3.6, 3.7, 6.2, 6.7 and
     7.1 of the Bylaws of the Corporation.

         SIXTH: The number of directors of the Corporation shall be determined in the manner provided in the Bylaws of the Corporation. The directors are divided into three classes, each class to consist of one-third of the number of directors then constituting the Board of Directors. The term of office of those of the first class shall expire at the annual meeting next following the first election held after May 22, 1998; the term of office of those of the second class shall expire one year thereafter; and the term of office of those of the third class shall expire two years thereafter. At each annual meeting following the annual meeting at which this Bylaw shall be adopted, the directors elected shall be elected for a full term of three years to succeed those whose terms expire. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified, or until his resignation, removal, or death. This Article SIXTH may not be amended without the two-thirds approval of all stockholders entitled to vote on the matter.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, as the same exists or hereafter may be amended, or
     (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended General Corporation Law. In addition to the limitation on personal liability of directors provided herein, the Corporation shall, to the fullest extent permitted by the General Corporation Law: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated by the Board of Directors or in the Bylaws of the Corporation.

         NINTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of the directors of the Corporation need not be by written ballot.

         TENTH: Notwithstanding the provisions of Section 228 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation may take action by written consent only if all of the stockholders entitled to vote on the matter sign such consent. This Article TENTH may not be amended without the unanimous consent of all stockholders entitled to vote on the matter.

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     IN WITNESS WHEREOF, L-3 Communications Holdings, Inc. has caused this
Amended and Restated Certificate of Incorporation to be executed by Christopher
C. Cambria, Vice President -- General Counsel and Secretary, this 22nd day of May 1998.


                                        L-3 COMMUNICATIONS HOLDINGS, INC.




                                        By: /s/ Christopher C. Cambria
                                            ------------------------------------
                                            Name: Christopher C. Cambria
                                            Title: Vice President -- General
                                            Counsel and Secretary